UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 28, 2007

RIDGEWOOD ELECTRIC POWER TRUST I
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24240	22-3105824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE 19801	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On February 28, 2007, management of Ridgewood Electric Power Trust I (the “Trust”) became aware of an announcement made by the City Council of Anaheim, California on February 27, 2007 of the approval of two agreements involving the Trust which relate to existing and proposed electric generation facilities located (or to be located) at the Olinda-Alpha landfill in Brea, California. The Trust expects the executed agreements to be delivered to the Trust on or before March 9, 2007. The hearing by the City Council of Anaheim, California regarding this matter may be accessed at the website www.anaheim.net by (i) clicking on “View City Council Meetings Live” under the heading “Mayor/City Council”, (ii) locating the heading “City Counsel Videos” and the reference to the February 27, 2007 meeting thereunder, then (iii) clicking on “Video” or “MP3” for the February 27, 2007 meeting. The Trust takes no responsibility for the accuracy of statements made at such hearing or otherwise by the City of Anaheim regarding the agreements described herein.

The first agreement provides for the unit contingent purchase of all of the electrical output from an existing five megawatt reciprocating engine plant owned by Brea Power Partners, L.P.

The second agreement provides for the unit contingent purchase of all of the electrical output from a proposed 25 megawatt combustion turbine expansion plant which is anticipated to be constructed at the landfill. There can be no guarantee that this project will be successfully commenced or completed and if commenced and completed which entity or entities will own or operate the resultant project. The terms and conditions for the development of this proposed project have not been determined.

Cautionary Statement Regarding Forward-looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and the “safe harbor” provisions thereof. These forward-looking statements are usually accompanied by the words “anticipates,” “believes,” “plan,” “seek,” “expects,” “intends,” “estimates,” “projects,” “will receive,” “will likely result,” “will continue,” “future” and similar terms and expressions.

These forward-looking statements reflect our current views with respect to future events. To make these statements, we have had to make assumptions as to the future. We have also had to make estimates in some cases about events that have already occurred, and to rely on data that may be found to be inaccurate at a later time. Because these forward-looking statements are based on assumptions, estimates and changeable data, and because any attempt to predict the future is subject to other errors, future results may be materially different from those discussed or anticipated in this report. Some of the events that could cause actual results to differ materially from those anticipated include, among other things, the ability to finance or obtain permits or approvals for the proposed 25 MW combustion turbine expansion plant, the economic viability of this project, approval by Trust 1 shareholders of this project to the extent required by law, market conditions for electric power, and conditions in the financial marketplace.

You should not rely on these forward-looking statements without considering all of the things that could make them inaccurate. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that may arise after today. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST I

Date: March 2, 2007    By: /s/ DOUGLAS R. WILSON
                 Name:   Douglas R. Wilson
                 Title:     Chief Financial Officer